Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Strengthens Leadership Team to Accelerate Future Growth

-- Key additions deepen commercial and manufacturing expertise and position Company to capture full potential across businesses --

BAUDETTE, Minnesota (February 17, 2021) - ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (Nasdaq: ANIP) today announced the addition of three key pharmaceutical executives: Christopher K. Mutz as Chief Commercial Officer and Head of Rare Diseases; Ori Gutwerg as Senior Vice President of Generics; and Davinder Singh as General Manager, Canadian Operations.

“We are delighted to welcome Chris, Ori and Davinder to ANI. Their collective experience and individual areas of expertise strengthen our team to accelerate future growth across our business units. Chris will build and lead the Cortrophin commercial franchise, including our launch strategy and commercial plan. Ori and Davinder will bolster our Generics and CDMO businesses. Since taking on the CEO role at ANI, I have taken the time to understand our capabilities and have identified ways in which to leverage our industry-leading infrastructure to maximize current and future market opportunities. Enhancing our leadership team reinforces our strong foundation to capture these opportunities and achieve the full potential of our business,” stated Nikhil Lalwani, President and CEO.

Chris Mutz brings deep experience in the successful commercialization of rare disease therapies, spending more than eight years with Alexion Pharmaceuticals (Nasdaq: ALXN). Most recently, as Vice President of the U.S. Neurology Business Unit, he was responsible for building and leading the successful launch of Soliris (eculizumab) for gMG and NMOSD in the United States. At Alexion, he also served as Vice President, U.S. Metabolic Business Unit and National Sales Director, U.S. Metabolic Business Unit. Prior to joining Alexion in 2011, Mr. Mutz served in commercial roles of increasing responsibility over the course of 11 years at Merck and Co. Mr. Mutz obtained his BA in Biology from the University of Virginia and his MBA from the Johnson Graduate School of Management at Cornell University.

Exhibit 99.1

Ori Gutwerg is a seasoned leader and brings more than 17 years of experience building and driving growth in pharmaceutical companies. Most recently, Mr. Gutwerg served as Vice President, Head of U.S. Generics Rx at Taro Pharmaceuticals, overseeing a portfolio of nearly 300 generic and branded products. In that role, he drove double-digit top- and bottom-line growth, improved working capital through cost savings and efficiencies, rationalized the R&D pipeline and negotiated numerous business development deals to accelerate growth. Prior to joining Taro, he held positions with Xiromed US, Perrigo Pharmaceuticals, and Agis Group. Throughout his career, he has managed sales teams, built a commercial operations team, led M&A due diligence activities, and negotiated new business development and joint venture agreements. Mr. Gutwerg has a BS in Communications and Economics from The College of Management and an MBA from Tel Aviv University.

Davinder Singh joined ANI in December 2020. He is a results-oriented business leader with more than 30 years of experience managing multiple sites within the pharmaceuticals, nutraceuticals, cosmetics and food industries. He has significant expertise across various dosage forms, including solids, semi-solids, liquids and APIs. Mr. Singh has held management positions at several multinational pharmaceutical companies, most recently at Eurofins CDMO Alphora, where he was responsible for five sites. Prior to that, Mr. Singh held positions at Valeant Pharmaceuticals, Apotex, and Fisher Scientific/Patheon. His experience and expertise include business expansion strategy, integration, acquisitions, change management, new drug submissions, building and expanding plants and laboratories, consolidations, manufacturing, logistics, engineering, quality, safety, and information technology security. Mr. Singh has a BA in Economics and English from Punjab University, a B.Sc from York University and an MBA from University of Guelph.

ANI also announced today that Robert Schrepfer, Senior Vice President, Business Development and Specialty Sales, has notified the Company that he will be leaving ANI next month to pursue a new opportunity. “Rob has played a critical leadership role in ANI’s journey over the years including, but not limited to prolific deal-making. We appreciate very much Rob’s unstinted efforts for ANI over 15 years and wish him the very best in his future endeavors,” stated Lalwani.

Exhibit 99.1

About ANI

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the development, manufacturing and commercialization of the product and any additional product launches from the Company’s generic pipeline, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; competition from other products; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com